ELEVENTH AMENDMENT TO THE

FUND PARTICIPATION AGREEMENT

THIS ELEVENTH AMENDMENT is entered into on September 14, 2017 by and among the Hartford Life Insurance Company (“Company”) acting through its Administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company (“MassMutual”), Hartford Securities Distribution Company, Inc. (“HSD”), and Putnam Investor Services, Inc. (“PSERV”) and amends that certain Fund Participation Agreement effective June 30, 1997, as amended, (the “Agreement”) by and among Company, PSERV and Putnam Retail Management Limited Partnership (“PRM”). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

WHEREAS, PSERV serves as transfer agent, dividend-disbursing agent and shareholder servicing agent for the Funds;

WHEREAS, PRM serves as principal underwriter and distributor for the Funds and has separate contractual arrangements with Company, or an affiliate of Company, regarding such services which shall continue in full force and effect;

WHEREAS, in order to more clearly (i) delineate the services being provided under the Agreement; and (ii) describe the compensation being paid to Company without changing or modifying the payments under the Agreement in any way, the parties hereto desire to remove PRM as a party to the Agreement;

WHEREAS, the parties to the Agreement hereby wish to amend the Agreement to clarify the obligations of the parties with respect to the operations of money market funds (“MMFs”), including provisions specific to retail money market funds (as defined under Rule 2a-7, “Retail MMFs”) or to those MMFs that do not qualify as government money market funds (as defined under Rule 2a-7) or Retail MMFs, or that cease to qualify as such (each, an “Institutional Non-Government MMF”);

WHEREAS, the parties now desire to update the Agreement (i) to remove PRM as a party to the Agreement; (ii) to remove references to retirement program services and payments; and (iii) to generally update the terms of the Agreement; and

WHEREAS, pursuant to Section 19 of the Agreement, the parties desire to enter into this Eleventh Amendment.

NOW THEREFORE, in consideration of the mutual covenants and premises hereof, the parties hereby amend the Agreement as follows:

1.              PRM is hereby removed as a party to the Agreement as of the effective date of this Amendment and all references to PRM or Distributor in the Agreement are hereby replaced with PSERV.

Eleventh Amendment to the Services Agreement

2.              Section 20 “Retirement Program Services” is deleted and replaced with the following:

“20. Retail Money Market Funds. Company represents and warrants that it will not make the Putnam Money Market Fund or any other Retail MMFs available as an investment option to any Plan under this Agreement. The parties understand and agree that Company will only support Government Money Market Funds as defined in Rule 2a-7.”

3.              Schedule B is deleted and replaced with the attached new Schedule B “Funds and Fees.”

4.              Schedule D is deleted in its entirety.

5.              This Eleventh Amendment shall be effective as of the date written above.

6.              The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, Company, HSD, PRM and PSERV  have  caused  this Eleventh Amendment to be executed by their duly authorized officers.

PUTNAM INVESTOR SERVICES, INC.		HARTFORD LIFE INSURANCE COMPANY, By Massachusetts Mutual Life Insurance Company, Its Administrator

BY:	[Redacted]	BY:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	Sr Ops Leader	Title:	Senior Vice President
Date:	10/19/17	Date:	10/6/17

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP		HARTFORD SECURITIES DISTRIBUTION COMPANY, INC
Acknowledging its removal as a party to the Agreement

BY:	[Redacted]	BY:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	Head of DCIO	Title:	CCO
Date:	10/31/17	Date:	10/16/17

2

SCHEDULE
B FUNDS AND FEES

I.                                        FUNDS

All open-end Putnam Mutual Funds (excluding the Putnam Money Market Fund) in Class A, Class R, and Class Y Shares are eligible as an investment option in accordance with the applicable Fund’s prospectus and/or Statement of Additional Information.

II.                                   SERVICE PAYMENTS

In consideration of the various services provided by Company pursuant to this Agreement, PSERV shall pay to Company an annual fee as described below with respect to assets invested in the Putnam Mutual Funds, except for assets invested in shares of the Putnam Government Money Market Fund (with respect to which no payments will be made), paid quarterly in arrears within 60 days after the end of the quarter:

Defined Contribution 401(k) Corporate Retirement Services Product

(a)        other than Putnam Short Duration Income Fund, for all Funds with respect to Class A and Class R shares, the fee shall be equal to the product of (i) 0.25% (twenty-five basis points) and (ii) the average asset value of the investments held in such Fund pursuant to this Agreement; and

(b)         other than Putnam Short Duration Income Fund, for all Funds with respect to Class Y shares, the fee shall be equal to the product of (i)  0.20% (twenty basis points) and (ii) the average asset value of the investments held in such Fund pursuant to this Agreement; and

(c)         for Class A, Class R and Class Y shares of Putnam Short Duration Income Fund, the fee shall be equal to the product of (i) 0.10% (ten basis points) and (ii) the average asset value of the investments held in such Fund pursuant to this Agreement.

For purposes of (a)(ii) and (b)(ii) and (c)(ii) above, the average asset value of investments shall be equal to the product of the net asset value and the total number of shares held each day of the quarter divided by the total number of days during such quarter.

3

Defined Contribution Municipal/457 Product

(a)        other than Putnam Short Duration Income Fund, for all Funds with respect to Class A and Class R shares, the fee shall be equal to the product of (i) 0.25% (twenty-five basis points) and (ii) the average asset value of the investments in excess of $66,352,418 held in such Fund pursuant to this Agreement; and

(b)         other than Putnam Short Duration Income Fund, for all Funds with respect to Class Y shares, the fee shall be equal to the product of (i) 0.20% (twenty basis points) and (ii) the average asset value of the investments held in such Fund pursuant to this Agreement; and

(c)          for Class A, Class R and Class Y shares of Putnam Short Duration Income Fund, the fee shall be equal to the product of (i) 0.10% (ten basis points) and (ii) the average asset value of the investments held in such Fund pursuant to this Agreement; and

For purposes of (a)(ii) and (b)(ii) and (c)(ii) above, the average asset value of investments shall be equal to the product of the net asset value and the total number of shares held each day of the quarter divided by the total number of days during such quarter.

4

TWELFTH AMENDMENT TO THE

FUND PARTICIPATION AGREEMENT

THIS TWELFTH AMENDMENT is entered into by and among the Talcott Resolution Life Insurance Company (formerly named Hartford Life Insurance Company) (“Company”) acting through its Administrator and attorney-in-fact. Massachusetts Mutual Life Insurance Company (“MassMutual”). Talcott Resolution Distribution Company. Inc. (formerly named Hartford Securities Distribution Company, Inc.) (“TRD”), and Putnam Investor Services, Inc. (“PSERV”) and amends that certain Fund Participation Agreement effective June 30, 1997, as amended, (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

WHEREAS, the parties now desire to (i) update the Agreement make available open-end Putnam Mutual Funds (excluding the Putnam Money Market Fund) in Class C, Class M, Class R5, and Class R6 Shares as eligible investment options to Plans in the Defined Contribution 401(k) Corporate Retirement Services Product and (ii) correct a scrivener’s error in Schedule B as it relates to Class A and Class R share payments under the Defined Contribution Municipal/457 Product; and

WHEREAS, pursuant to Section 19 of the Agreement, the parties desire to enter into this Twelfth Amendment.

NOW THEREFORE, in consideration of the mutual covenants and premises hereof, the parties hereby amend the Agreement as follows:

1.              All references to Hartford Life Insurance Company shall be replaced with Talcott Resolution Life Insurance Company.

2.              All references to Hartford Securities Distribution Company, Inc. shall be replaced with Talcott Resolution Distribution Company, Inc.

3.             Section 16 is hereby amended to replace the following information at the end of this section:

If to Company:

Massachusetts Mutual Life Insurance Company

As Administrator for Talcott Resolution Life Insurance Company 100
Bright Meadow Blvd.

Enfield, Connecticut 06082

Attention: RS Fund Operations, MIP M200-INVST
Telephone: (860) 562-2470

Facsimile: (860) 562-2283

Twelfth Amendment to the Services Agreement

with a copy to:

Law Department, Retirement Services
Massachusetts Mutual Life Insurance Company 100
Bright Meadow Blvd.

Enfield, Connecticut 06082

If to TRD:

Talcott Resolution Distribution Company, Inc.

1 Griffin Road North

Windsor, CT 06095

If to Putnam:

Putnam Investments

100 Federal Street, A26

Boston, Massachusetts 02110
Attn: DCIO Lega1/Compliance

4.             The parties acknowledge and agree that there was a scrivener’s error regarding Class A and Class R share payments for the Defined Contribution Municipal/457 Product in the previous amendment (Eleventh Amendment to the Fund Participation Agreement effective September l 4, 2017)(“11th Amendment”). The Amendment was intended to outline the compensation being paid to Company without changing or modifying the payments under the Agreement in any way and furthermore, the parties agree that all payments that have been made pursuant to the Agreement prior to the effective date of this amendment were correct notwithstanding any possible discrepancy with the terms of the 11th Amendment,

5.              Effective January 1, 2019, Schedule B is deleted and replaced with the attached new Schedule B ‘‘Funds and Fees.”

6.              The Agreement, as amended, shall remain in full force and effect.

[signature page to follow]

IN WITNESS WHEREOF, Company, TRD, and PSERV have caused this Twelfth Amendment to be executed by their duly authorized officers.

PUTNAM INVESTOR SERVICES, INC.		TALCOTT RESOLUTION LIFE INSURANCE COMPANY,
By Massachusetts Mutual Life Insurance Company, Its Administrator

BY:	[Redacted]	BY:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	Sr. Operations Leader	Title:	Head of Investment Solution Innovation
Date:	4/11/19	Date:	3/29/19

TALCOTT RESOLUTION DISTRIBUTION COMPANY, INC.

		BY:	[Redacted]
		Name:	[Redacted]
		Title:	President & CEO
		Date:	4-8-19

SCHEDULE B
FUNDS AND FEES

I.                                       FUNDS

All open-end Putnam Mutual Funds (excluding the Putnam Money Market Fund) in  Class A, Class C, Class M, Class R, Class R5, Class R6 and Class Y Shares are eligible as an investment option in accordance with the applicable Fund’s prospectus and/or Statement of Additional Information, as outlined below.

II.                                  SERVICE PAYMENTS

In consideration of the various services provided by Company pursuant to this Agreement, PSERV shall pay to Company an annual fee as described below with respect to assets invested in the Putnam Mutual Funds, except for assets invested in shares of the Putnam Government Money Market Fund (with respect to which no payments will be made), paid quarterly in arrears within 60 days after the end of the quarter:

Defined Contribution 40l(k) Corporate Retirement Services Product

(a)       other than Putnam Short Duration Income Fund, for all Funds with respect to Class A, Class C, Class M and Class R shares, the fee shall be equal to the product of (i) 0.25% (twenty-five basis points) and (ii) the average asset value of the investments held in such Fund pursuant to this Agreement; and

(b)        other than Putnam Short Duration Income Fund, for all Funds with respect to Class Y shares, the fee shall be equal to the product of (i) 0.20% (twenty basis points) and (ii) the average asset value of the investments held in such Fund pursuant to this Agreement; and

(c)        for Class A, Class C, Class M, Class R and Class Y shares of Putnam Short Duration Income Fund, and for all Funds with respect to Class RS shares (except for the Putnam Fixed Income Funds, including for these purposes the Putnam Mortgage Securities Fund, Putnam Global Income Fund,  Putnam Short Duration Income Fund, Putnam Income Fund, Putnam Dynamic Asset Allocation Conservative Fund, which such list of funds may be revised, from time to time, in Part II of the Putnam Funds’ Statement of Additional Information), the fee shall he equal to the product of (i) 0.10% (ten basis points) and (ii) the average asset value of the investments held in such Fund pursuant to this Agreement; and

(d)       for Class R5 shares, with respect to the Putnam Fixed Income Funds (including for these purposes the Putnam Mortgage Securities Fund, Putnam

Global Income Fund, Putnam Short Duration Income Fund, Putnam Income Fund, Putnam Dynamic Asset Allocation Conservative Fund, which such list of funds may be revised, from time to time, in Part II of the Putnam Funds’ Statement of Additional Information) the fee shall be equal to the product of (i) 0.07% (seven basis points) and (ii) the average asset value of the investments held in such Fund pursuant to this Agreement.

For purposes of (a)(ii) and (b)(ii) and (c)(ii) and (d)(ii) above, the average asset value of investments shall be equal to the product of the net asset value and the total number of shares held each day of the quarter divided by the total number of days during such quarter. Class R6 shares are excluded from payments under this Agreement.

Defined Contribution Municipal/457 Product

(a)        other than Putnam Short Duration Income Fund, for all Funds with respect to Class A and Class R shares, the fee shall be equal to the product of (i) 0.10% (ten basis points) and (ii) the average asset value of the investments held in such Fund pursuant to this Agreement; and

(b)        other than Putnam Short Duration Income Fund, for all Funds with respect to Class A and Class R shares, an additional fee shall be equal to the product of (i) 0.15% (fifteen basis points) and (ii) the average asset value of the investments in excess of $66,352,418 held in such Fund pursuant to this Agreement; and

(c)         other than Putnam Short Duration Income Fund, for all Funds with respect to Class Y shar es, the fee shall be equal to the product of (i) 0.20% (twenty basis points) and (ii) the average asset value of the investments held in such Fund pursuant to this Agreement; and

(d)         for Class A, Class Rand Class Y shares of Putnam Short Duration Income Fund, the fee shall be equal to the product of (i) 0.10% (ten basis points) and (ii) the average asset value of the investments held in such Fund pursuant to this Agreement; and

For purposes of (a)(ii) and (c)(ii) and (d)(ii) above, the average asset value of investments shall be equal to the product of the net asset value and the total number of shares held each day of the quarter divided by the total number of days during such quarter. For purposes of (b)(ii) above, the average asset value of investments shall be equal to the product of the net asset value and the total number of shares held each day of the quarter, minus $$66,352,418, divided by the total number of days during such quarter.

Class C, Class  M,  Class  R5  and  Class  R6  shares  are  not  eligible  investment options for Plans investing in this Product.

III.                            INVOICING

Company shall calculate the fee amount to be paid for such services at the end of each quarter and payment will be due within 60 days of invoice receipt for such fees. Company agrees to submit invoice electronically to PSERV. Invoice must include at the Cusip level, along with the Putnam account number, average assets per Putnam account number and the rate and the calculation so that PSERV can reasonably reconcile each quarterly invoice. This report will be provided electronically no later than the tenth business day following the end of each quarter. Either party may dispute any invoice amount or fees paid within 180 days, and the parties agree to work diligently and in good faith to resolve any such disputes. Any invoice, or fees paid, not disputed by a party within 180 days shall for all purposes be deemed to be conclusively correct.